Spectral Capital Acquires Intermatica, Expands Global AI- and Quantum-Forward Telecommunications Platform, Advances Revenue Goal

Seattle, WA — January 7, 2026 — Spectral Capital Corporation (OTCQB:FCCN) (“Spectral” or the “Company”) today announced the signing of a binding term sheet to acquire Intermatica S.p.A., an Italy-based telecommunications and technology company, marking another important milestone in Spectral’s strategy to achieve $450 million in profitable revenue in 2026.  The term sheet provides that Intermatica will deliver up to $10 million in yearly free cash flow to Spectral to fully earn out the 10,000,000 common shares provided under the term sheet.

The proposed acquisition of Intermatica builds on Spectral’s expanding portfolio of operating telecommunications businesses and reinforces the Company’s strategy of integrating artificial intelligence, advanced analytics, and quantum-forward technologies into established, revenue-generating communications platforms across global markets.

Intermatica operates in enterprise and carrier-grade telecommunications services, with capabilities spanning network services, routing, and communications infrastructure. Upon completion of the transaction, Spectral expects to apply its proprietary and developing AI-native and quantum-forward technologies to enhance network optimization, traffic routing, cost efficiency, fraud prevention, and operational scalability across Intermatica’s existing business.

Jenifer Osterwalder, Chief Executive Officer of Spectral Capital Corporation, commented:

“The Intermatica transaction represents another step forward in executing Spectral’s long-term plan. By combining established telecommunications operators with AI- and quantum-forward technology capabilities, we are building a differentiated global platform designed for scale, profitability, and long-term competitive advantage. This acquisition aligns directly with our objective of reaching $450 million in profitable revenue in 2026.”

Daniel Gilcher, Chief Financial Officer of Spectral Capital Corporation, added:

“Intermatica already operates a solid, revenue-generating telecommunications business. What makes this opportunity particularly compelling is the potential to materially expand margins by integrating Spectral’s AI and quantum-forward intellectual property portfolio into Intermatica’s existing network, routing, and operational workflows. Over time, we believe this technology-driven optimization can significantly improve efficiency, scalability, and profitability without requiring a fundamental change to Intermatica’s core business model.”

Spectral’s acquisition strategy is focused on identifying best-of-breed telecommunications companies with established customers, infrastructure, and cash-flow potential, and enhancing their performance through disciplined capital allocation and advanced technology integration. The proposed Intermatica acquisition follows Spectral’s recent telecommunications transactions and further expands the Company’s presence across European and international markets.

The proposed transaction remains subject to completion of due diligence, execution of a definitive acquisition agreement, satisfaction of customary closing conditions, and applicable regulatory and corporate approvals. There can be no assurance that the transaction will be consummated on the terms currently contemplated, or at all.

About Spectral Capital Corporation

Spectral Capital (OTCQB: FCCN) is building the next generation of AI and quantum enabled digital infrastructure.  With an extensive patent and IP portfolio across AI and quantum technologies, Spectral is the acquirer of choice for digital infrastructure including telecommunications, voice, SMS technologies and edge data centers. Spectrals’ strategy combines original invention, an active pending‑patent pipeline, and disciplined productization to create durable value across enterprise and SMB markets. For more information visit Spectral Capital.

Contact:

Contact@spectralcapital.com

www.spectralcapital.com

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